UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2021

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)

Time-Based Restricted Stock Awards

At meetings of the Compensation Committee (the “Committee”) and the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) held on April 20, 2021, the executive officers listed below (the “Executive Officers”) were awarded shares of time-based restricted stock in the amounts indicated below:

Name	Position	Number of Shares of Restricted Stock Awarded	Fully Vested Date
Ty R. Silberhorn	Chief Executive Officer and President	23,048	April 30, 2024
Nisheet Gupta	Executive Vice President and Chief Financial Officer	12,360	April 30, 2024
Curtis J. Dobler	Chief Human Resources Officer	7,473	April 30, 2024
Brent C. Jewell	President, Architectural Framing Segment	8,712	April 30, 2024

Such restricted stock awards were made pursuant to the shareholder-approved Apogee Enterprises, Inc. 2019 Stock Incentive Plan (the “Stock Incentive Plan”), a copy of which is on file with the Securities and Exchange Commission as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on February 12, 2020.

The shares of restricted stock vest in three equal annual installments commencing on April 30, 2022 (such three-year period is referred to herein as the “Restricted Period”). In the event the executive officer’s employment is terminated prior to the end of the Restricted Period by reason of Retirement (as defined in the Restricted Stock Award Agreement, the (“RSA Agreement”)) or involuntary termination without Cause (as defined in the RSA Agreement), the Committee has the right to cause the remaining unvested shares to be accelerated as of the date of such Retirement or involuntary termination without Cause. In the event the executive officer’s employment is terminated prior to the end of the Restricted Period by reason of Disability (as defined in the RSA Agreement) or death, the shares of restricted stock will become immediately vested in full.

In the event of both a Change in Control (as defined in the Stock Incentive Plan) during the Restricted Period and the termination of the executive officer’s employment, either simultaneously or subsequently by the Company without Cause or by the executive officer for Good Reason (as defined in the RSA Agreement) during the Restricted Period, the restrictions with respect to all of the shares held by the executive officer at the time of termination shall lapse and the shares shall immediately vest as of the date of such termination of employment.

The form of Restricted Stock Agreement used in connection with restricted stock awards under the Stock Incentive Plan, including the awards to the executive officers listed above, a copy of which is filed as Exhibit 10.1 hereto (the “Form of Restricted Stock Agreement”), is incorporated herein by reference. The foregoing summary of the Form of Restricted Stock Agreement is subject to, and qualified in its entirety by, the full text of the Form of Restricted Stock Agreement incorporated herein by reference.

Performance Share Awards

At meetings of the Committee and the Board held on April 20, 2021, the Executive Officers were awarded (i) three-year cash performance awards and (ii) units (“Units”) representing the right to receive shares of common stock of the Company (collectively, the “Performance Awards”). The Performance Awards establish a three-year performance period commencing on February 28, 2021 and ending on March 2, 2024 (the “Performance Period”). The performance metric is return on invested capital. The Performance Awards represent the right to receive (i) a cash payment from the Company and (ii) Units based on the extent the Company achieves the threshold, target and maximum performance level of the performance metric. The dollar amount that may actually become payable, and the number of Units that may actually become issuable, may be between 0% and 200% of the target values specified in the performance award agreement, depending on the extent to which the threshold, target or maximum performance levels of the performance goals are achieved.

Participants will receive a cash payment and Units pursuant to the Performance Awards if the performance metric is achieved at or above the threshold level. The determination of the cash payment and Unit amounts will occur as soon as practicable after the Committee determines whether, and the extent to which, the performance metric has been achieved.

In the event employment is terminated prior to the end of the Performance Period other than by reason of death, Disability or Retirement (as such terms are defined in the award agreement), the Performance Award will be immediately and irrevocably forfeited. In the event employment is terminated other than by reason of death, Disability or Retirement prior to the end of the Performance Period, the Performance Award will be immediately and irrevocably forfeited. In the event employment is terminated prior to the end of the Performance Period by reason of death, Disability or Retirement, the executive officer or the executive officer’s estate, as applicable, will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the Performance Period and the date of termination) after the end of the Performance Period based on the level of achievement of the performance metric. In the event the executive officer’s employment is terminated after the Performance Period by reason of death, Disability or Retirement, the executive officer or the executive officer’s estate, as applicable, will be entitled to receive, if not yet paid, the Performance Award.

The Performance Period will end on the date of the Change in Control, and the award will be adjusted by the Committee in its sole discretion. If a Change of Control occurs after the Performance Period, the Company will pay any unpaid amount of the Initial Payment and the Final Payment.

The Performance Awards are subject to forfeiture or recoupment if the Board, in its sole discretion, determines that events have occurred that are covered by the Company’s Clawback Policy and that forfeiture or recoupment is appropriate.

The Performance Awards were granted pursuant to the Stock Incentive Plan. The form of award agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing summary of the Performance Awards is subject to, and qualified in its entirety by, the full text of the form of award agreement incorporated herein by reference.

Executive Short-Term Incentive Plan

At a meeting of the Committee held on April 20, 2021, the Company adopted a form of annual Executive Short-Term Incentive Plan (the “STIP”). The amount earned by an STIP participant (an “Incentive Award”) will be based on performance against performance metrics, and will be assessed, in the sole discretion of the Committee, based on metrics and weightings that are established at the beginning of each STIP year and communicated to participants. The Committee has determined that the metrics for the 2021 Incentive Awards will be net sales and EBIT.

In order for an Incentive Award to be earned, payable and calculable under the terms and conditions of the STIP, a minimum of threshold performance must be earned on at least one of the applicable metrics. The dollar amount that may actually become payable may be between 0% and 200% of the target values specified in the participant memorandum, depending on the extent to which the threshold, target or maximum performance levels of the performance goals are achieved.

The Incentive Awards are subject to forfeiture or recoupment if the Board, in its sole discretion, determines that events have occurred that are covered by the Company’s Clawback Policy and that forfeiture or recoupment is appropriate.

A form of memorandum setting forth the performance metrics under the STIP is filed as Exhibit 10.3 hereto and incorporated herein by reference. The terms and conditions of the STIP are filed as Exhibit 10.4 hereto and incorporated herein by reference. The foregoing summaries of the memorandum and terms and conditions are subject to, and qualified in its entirety by, the full text of the forms of memorandum and terms and conditions incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on April 21, 2021, the Board approved the amendment and restatement of the Company’s Amended and Restated By-Laws (the “By-Laws”) to (i) provide for remote meetings of the Company’s shareholders solely by means of remote communication and (ii) make other amendments intended to align the By-Laws with the Minnesota Business Corporation Act and Articles of Incorporation of the Company. A copy of the amendments to the By-Laws is filed as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendments to Amended and Restated By-Laws of Apogee Enterprises, Inc.
10.1	Form of Restricted Stock Agreement.
10.2	Form of Performance Award Agreement.
10.3	Form of Executive Short-Term Incentive Plan Memorandum.
10.4	Executive Short-Term Incentive Plan Terms and Conditions.
104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: April 26, 2021